Exhibit 99.1

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL REPORT

FOR THE QUARTER ENDING MARCH 31, 2014

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2014
	(unaudited)	December 31, 2013
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$4,118,318	$1,299,107
Accounts receivable
Accrued oil and gas sales	6,487,040	3,015,724
Joint interest owners	32,807	110,828
Prepaid expenses	169,863	28,715
Derivative asset - current	—	91,008

Total current assets	10,808,028	4,545,382

OIL AND GAS PROPERTIES
Costs being amortized, net of accumulated depletion of $6,907,884 and $4,129,404, respectively	155,337,733	122,922,447

Total oil and gas properties, net	155,337,733	122,922,447

OTHER ASSETS
Other property and equipment, net of accumulated depreciation and amortization of $88,884 and $79,891, respectively	146,492	145,513
Debt issuance costs, net	540,181	421,889

Total other assets	686,673	567,402

TOTAL ASSETS	$166,832,434	$128,035,231

The Notes to Consolidated Financial Statements are an integral part of this statement.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(CONTINUED)

	March 31, 2014
	(unaudited)	December 31, 2013
LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable, vendors	$15,265,117	$9,191,769
Accrued revenue payable	19,439	3,021
Accrued interest payable	332,556	217,591
Derivative liability - current	1,667,674	—

Total current liabilities	17,284,786	9,412,381

LONG-TERM LIABILITIES
Term loan facility	71,000,000	45,000,000
Asset retirement obligations	909,619	724,142
Derivative liability - non-current	768,311	737,821

Total long-term liabilities	72,677,930	46,461,963

Total liabilities	89,962,716	55,874,344

MEMBERS’ EQUITY	76,869,718	72,160,887

TOTAL LIABILITIES AND MEMBERS’ EQUITY	$166,832,434	$128,035,231

The Notes to Consolidated Financial Statements are an integral part of this statement.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months	Three Months
	Ending	Ending
	March 31, 2014	March 31, 2013
	(unaudited)	(unaudited)

REVENUES
Oil & gas sales	$12,535,769	$1,712,945
Gain (loss) on oil and gas derivative, net	(2,188,807)	12,933

Total revenues	10,346,962	1,725,878

EXPENSES
Oil and gas production expenses	734,270	213,136
Severance taxes and related expenses	632,565	82,694
Depreciation, depletion & amortization	2,787,473	411,691
Accretion of asset retirement obligations	5,612	1,212
General & administrative expenses	987,334	430,322

Total expenses	5,147,254	1,139,055

Income from operations	5,199,708	586,823

OTHER INCOME (EXPENSE)
Other income (loss)	791	65
Interest expense	(491,668)	—

Total other expense	(490,877)	65

NET INCOME	$4,708,831	$586,888

The Notes to Consolidated Financial Statements are an integral part of this statement.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF MEMBERS’ EQUITY

	Three Months	Three Months
	Ending	Ending
	March 31, 2014	March 31, 2013
	(unaudited)	(unaudited)

BALANCE - beginning of period	$72,160,887	$33,339,655

Net income	4,708,831	586,888

BALANCE - end of period	$76,869,718	$33,926,543

The Notes to Consolidated Financial Statements are an integral part of this statement.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months	Three Months
	Ending	Ending
	March 31, 2014	March 31, 2013
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$4,708,831	$586,888
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation, depletion and amortization	2,787,473	411,691
Accretion of asset retirement obligations	5,612	1,212
Amortization of debt issuance cost	25,458	—
Market value adjustment for derivative instruments	1,789,172	41,991
Changes in operating assets and liabilities
Accounts receivable	(3,471,316)	2,193,814
Accounts receivable JIB	78,021	208,041
Prepaid expenses and other assets	(141,148)	(130,077)
Accounts payable and revenue payable	19,919	(3,244)
Accounts payable, other	6,184,812	(3,804,846)
Other accrued liabilities	185,477	—

Net cash provided by operating activities	12,172,311	(494,530)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures - drilling and development	(35,199,378)	(2,072,467)
Capital expenditures of non-oil and gas fixed assets	(9,972)	(2,381)

Net cash used in investing activities	(35,209,350)	(2,074,848)

CASH FLOWS FROM FINANCING ACTIVITIES
Debt issuance costs	(143,750)	—
Proceeds from term loan facilities	26,000,000	—

Net cash provided by financing activities	25,856,250	—

Net decrease in cash and cash equivalents	2,819,211	(2,569,378)

CASH AND CASH EQUIVALENTS, beginning of period	1,299,107	9,914,326

CASH AND CASH EQUIVALENTS, end of period	$4,118,318	$7,344,948

The Notes to Consolidated Financial Statements are an integral part of this statement.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(CONTINUED)

	Three Months	Three Months
	Ending	Ending
	March 31, 2014	March 31, 2013
	(unaudited)	(unaudited)

CASH PAID DURING THE PERIOD FOR:
Interest	$442,877	$—

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES
Addition to oil and gas properties for asset retirement obligations	$179,865	$15,668

Accrued capital expenditures	$14,110,175	$154,641

The Notes to Consolidated Financial Statements are an integral part of this statement.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Hibernia Energy, LLC and Subsidiaries (collectively, the Company) is a Delaware Limited Liability Company formed on July 28, 2010 to conduct oil and gas exploration, drilling and development operations in the continental United States. The majority of the Company’s operations are in the state of Texas and most notably in the Permian Basin.

Principles of Consolidation

The consolidated financial statements include the accounts of the following wholly-owned subsidiaries: Hibernia Resources, LLC, a Texas Limited Liability Company, and Hibernia Holdings, LLC, a Texas Limited Liability Company. All intercompany accounts and transactions are eliminated in consolidation.

Oil and Gas Properties

The Company follows the full cost method of accounting for oil and gas properties. Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including costs directly related to overhead and related asset retirement costs are capitalized. Costs incurred to maintain producing wells and related equipment and lease and well operating costs are charged to expense as incurred. Depreciation and depletion expense for oil and gas producing property and related equipment was $2,778,480 and $407,662 for the quarters ending March 31, 2014 and March 31, 2013, respectively. The Company had capitalized costs being amortized of $162,245,617 and $127,051,851 as of March 31, 2014 and December 31, 2013, respectively, less accumulated depletion and amortization of $6,907,884 and $4,129,404 as of March 31, 2014 and December 31, 2013, respectively.

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, will be amortized on the unit-of-production method using estimates of proved reserves. Investments in unevaluated properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired; the amount of the impairment is added to the capitalized costs to be amortized.

In addition, the capitalized costs are subject to a “ceiling test,” which limits such costs to the aggregate of the estimated present value (discounted at 10 percent) of future net revenues from proved reserves, using the first of the month un-weighted average pricing for the year, based on current operating conditions, plus the lower of cost or fair market value of unevaluated properties. The Company had capitalized costs, net of depletion, of $155,337,733 and $122,922,447 as of March 31, 2014 and December 31, 2013, respectively which did not exceed the estimated present value of future net revenues from proved reserves.  As such, no impairment was recorded for the quarters ended March 31, 2014 or for year ended December 31, 2013.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves, in which case the gain or loss is recognized in the operating results of the Company. Abandoned properties are accounted for as adjustments of capitalized costs with no loss recognized. The Company sold its remaining 7.5% interest in the Martin and Palo Pinto counties effective January 1, 2013. The Company did not recognize a gain or loss on the divestiture. See further disclosure regarding the sale in Note 3.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The Company excludes from amortization the cost of unevaluated properties, the cost of exploratory wells in progress and major development projects. The Company did not have any costs excluded from amortization at March 31, 2014 or at December 31, 2013.

Property Acquisitions Accounted for as Business Combinations

The Company accounts for the acquisition of oil and gas properties under the requirements of Accounting Standards Codification Topic 805 (ASC Topic 805), Business Combinations, issued in December 2007, with additional guidance issued in April 2009. ASC Topic 805 requires an acquiring entity to recognize all assets acquired and liabilities assumed at fair value under the acquisition method of accounting, provided they qualify for acquisition accounting under the standard. The Company accounts for all property acquisitions that include working interests in proved leaseholds, both operated and non-operated, that would generate more than an immaterial balance of goodwill or gain as business combinations. The Company does not apply acquisition accounting to the purchase of oil and gas properties entirely comprised of unproved leasehold, which is in compliance with ASC Topic 805.

The Company adopted ASC Topic 805 at inception, July 28, 2010. In 2013, the Company purchased proven properties in Martin County. See further disclosure in Note 4. Accordingly, the Company conducted an assessment of net assets acquired, while transaction and integration costs associated with the acquisitions were expensed as incurred.

The Company uses relevant market assumptions to determine fair value and allocate purchase price, such as future commodity pricing for purchased hydrocarbons, market multiples for similar transactions and replacement value for certain equipment. Many of the assumptions are unobservable.

Other Property and Equipment

Other property and equipment are carried at cost and consist of computer software, furniture and fixtures and office equipment. Depreciation is provided for using the straight-line method over three to seven years based on the estimated useful life of the assets. Depreciation and amortization expense for other property and equipment totaled $8,993 and $4,029 for the quarters ended March 31, 2014 and March 31, 2013, respectively.  Repairs and maintenance are charged to expense as incurred.

Asset Retirement Obligations

The Company accounts for the asset retirement obligations in accordance with the ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410). ASC Topic 410 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. A liability is incurred when a well is drilled. The liability amounts are based on future retirement cost estimates and incorporate many assumptions, such as expected economic recoveries of oil and gas, time to abandonment, future inflation rates and the credit-adjusted risk-free rate of interest. The retirement obligation is recorded at its estimated present value at the obligation’s inception with an offsetting increase to proved properties on the consolidated balance sheet.

Accretion of the discount of the estimated liability is recorded as an expense over the life of the asset. See further disclosure regarding the asset retirement obligation at Note 8.

Debt Issue Costs

Direct costs totaling $782,500 and $638,750 associated with the Company’s term loan facility have been capitalized as of March 31, 2014 and December 31, 2013, respectively and are being amortized over the

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

term of the loan facility using a method consistent with the interest method. Accumulated amortization was $242,319 and $216,861 as of March 31, 2014 and December 31, 2013, respectively. Amortization expense was $25,458 and $0 for the quarters ended March 31, 2014 and March 31, 2013, respectively.

Revenue Recognition

Oil and gas revenue is recognized when the product is sold to a purchaser, delivery has occurred and collectability of the revenue is reasonably assured. The Company had no significant imbalance asset or liability as of March 31, 2014 or December 31, 2013.

Fair Value of Financial Instruments

The Company’s financial instruments as defined by ASC Topic 825, Financial Instruments (ASC Topic 825), consists of cash, accounts receivable, accounts payable, and accrued liabilities. The carrying value of these instruments approximate fair value due to the short maturity of these instruments.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less at the time of issuance to be cash equivalents. The Company’s cash balance totaled $4,118,318 and $1,299,107 at March 31, 2014 and December 31, 2013, respectively.

Accounts Receivable

Accounts receivable include amounts due from oil and gas purchasers and amounts due from joint interest owners. Accounts receivable, accrued oil and gas sales, consist of accrued revenues due under normal trade terms, generally requiring payment within 30 days of production. Accounts receivable, joint interest owners, consist of joint working interest owner obligations generally due within 30 days of invoice date. No interest was charged in the quarters ending March 31, 2014, March 31, 2013 or in the year ending December 31, 2013 on past-due balances. The Company did not provide an allowance for doubtful accounts in either period, based on management’s expectations that all receivables would be collected. The Company has not realized material bad debt expenses in the past.

Commodity Hedging and Derivative Financial Instruments

From time to time, the Company utilizes derivative financial instruments, consisting of swaps, puts and calls, in order to manage exposure to changes in commodity prices. These derivative contracts require financial settlements with counterparties based on the differential between a fixed price and a market price for a fixed quantity of oil and natural gas without the exchange of underlying volumes. The notional amounts of these derivative contracts are based on expected production from existing wells.

The Company accounts for derivative contracts in accordance with ASC Topic 815, Accounting for Derivative Instruments and Hedging Activities, which established accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives), and for hedging activities.

Currently, the Company has elected not to designate any derivative contracts as accounting hedges under the provisions of ASC Topic 815. As such, all derivative contracts are carried at their fair value on the consolidated balance sheet and are marked-to-market at the end of each period with a related adjustment to earnings.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Any realized and unrealized gains or losses are recorded as gain (loss) on derivatives, net, as an increase or decrease in revenue in the consolidated statement of operations. See further disclosure regarding commodity hedging at Note 6 and Note 9.

Income Taxes

The Company is organized as a Delaware Limited Liability Company and is treated as a flow-through entity for income tax purposes. As a result, the net taxable income of the Company and any related tax credits, for federal income tax purposes, are deemed to pass to the members of the Company even though such net taxable income or tax credits may not have actually been distributed. Accordingly, no tax provision has been made in the consolidated financial statements of the Company since the income tax is an obligation of the members.

In 2006, the State of Texas enacted the Texas Margin Tax Bill effective January 1, 2008 for the tax year ended December 31, 2007. The Company has not recorded a provision for the tax for the quarters ended March 31, 2014, March 31, 2013 or for the year ended December 31, 2013 as management does not believe the amount owed, if any, will be material to the Company.

The Company follows the provisions of ASC Topic 740, Income Taxes (ASC Topic 740), relating to accounting for uncertainties in income taxes. ASC Topic 740 clarifies the accounting for uncertainties in income taxes by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the consolidated financial statements. ASC Topic 740 requires that the Company recognize in their consolidated financial statements the financial effects of a tax position, if that position is more likely than not of being sustained upon examination, including resolution of any appeals or litigation processes, based upon the technical merits of the position. ASC Topic 740 also provides guidance on measurement, classification, interest and penalties and disclosure. Tax positions taken related to the Company’s pass-through status and those taken in determining their state income tax liability, including deductibility of expenses, have been reviewed and management is of the opinion that material positions taken by the Company would more likely than not be sustained by examination. Accordingly, the Company has not recorded an income tax liability for uncertain tax benefits at March 31, 2014 or December 31, 2013. The Company’s tax years 2010 through 2013 remain subject to examination.

Concentration of Credit Risk

The Company’s financial instruments exposed to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with financial institutions. At times, balances may be in excess of FDIC insurance limits.

In the quarter ending March 31, 2014, the Company had revenues from three purchasers which accounted for 100% of the oil and gas revenues and 100% of the oil and gas receivables. The Company had revenues from two purchasers which accounted for over 78% of the 2013 oil and gas revenues and 100% of the oil and gas receivables at December 31, 2013.  This concentration of customers may impact the Company’s overall business risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. The Company believes this risk is mitigated by the size, reputation and nature of its purchasers.

The majority of the Company’s revenues are from oil and gas production in Texas. These concentrations may also impact the Company by changes in the Texas region.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Use of Estimates and Certain Significant Estimates

The preparation of the Company’s consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires the Company’s management to make estimates and assumptions that affect the amounts reported in these consolidated financial statements and accompanying notes. Actual results could differ from those estimates. Significant assumptions are required in the valuation of proved oil and gas reserves which, as described above, may affect the amount at which oil and gas properties are recorded. Estimation of asset retirement obligations also requires significant assumptions. It is possible these estimates could be revised in the near term and these revisions could be material.

NOTE 2. EQUITY-BASED COMPENSATION

ASC Topic 718, Compensation — Stock Compensation (ASC Topic 718), addresses the accounting for share-based payment transactions in which a company receives goods or services in exchange for: (a) equity instruments of the Company, or (b) liabilities that are based on the fair value of the company’s equity instruments or that may be settled by the issuance of such equity instruments. ASC Topic 718 focuses primarily on accounting for transactions in which a company obtains employee services in share-based payment transactions. ASC Topic 718 generally requires that such transactions be accounted for using a fair value based method.

The Company was required to implement the provisions of ASC Topic 718 on May 16, 2013 when the Board of Managers authorized the issuance to certain key employees of management, certain management incentive units (MIU’s), entitling such persons to contractual distributions of profits of the Company if certain targeted investment returns are achieved. The MIU’s will be accounted for according to the requirements of ASC Topic 718 due to the payouts being consistent with equity ownership of the Company based on the substantive terms of the instruments.

MIU’s represent non-voting equity interests and do not entitle the holders to voting rights. Five million MIU’s have been authorized and 4,425,000 have been granted as of March 31, 2014. As of March 31, 2014, there have been no distributions associated with the MIUs.

The members’ equity accounts will be adjusted for distributions paid to the members and additional capital contributions that are made by the members. All revenues, costs and expenses of the Company are allocated to the members in accordance with the Amended Formation Agreements.

The MIU’s represent non-voting equity interests and do not have an exercise price. Members holding MIU’s shall be subject in all respects to the Amended Formation Agreements, including provisions relating to the distribution of such profits, information rights with respect to the Company, and competition and confidentiality.

Based on the relevant terms that define the MIU’s, these instruments should be treated as an equity ownership interest of the Company, with no value attributed and no expense recognized. Similar instruments that qualify as equity-based compensation instruments (such as stock options and restricted stock) with similar performance metrics are considered performance vested instruments with no expense recognized until the Company’s achievement of such metrics are deemed “probable,” as defined by ASC Topic 718.

Given the aggressive metrics set forth by the Amended Formation Agreements as well as the practical scenarios under which similar instruments are typically realized by similar companies (units typically do

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

not have value until a major asset liquidation event occurs, which cannot be deemed “probable” under ASC Topic 718 until it has occurred), the realization of these units is not probable at inception.

NOTE 3. DIVESTITURES OF CERTAIN OIL AND GAS PROPERTIES

On April 22, 2013, the Company completed the sale of a portion its assets located in Martin and Palo Pinto Counties, Texas to an independent exploration and production company (the Purchaser) effective January 1, 2013. The sale was comprised of the Company’s 7.5% interest in producing wells and leaseholds, in exchange for total net proceeds of $8,552,998. Under the Full Cost Method, sales of oil and gas properties are accounted for as an adjustment of capitalized costs, with no gain or loss recognized, unless such adjustment would significantly alter the relationship between capitalized costs and proved oil and gas reserves attributable to a cost center. The properties sold were comprised of a small portion of total reserves of the Company which would not significantly alter the relationship between capitalized costs and proved oil and gas reserves resulting in no gain on the sale.

NOTE 4. ACQUISITIONS OF OIL AND GAS PROPERTIES

On May 17, 2013, the Company completed the acquisition of 100% working interest and associated net revenue interests ranging from 67.73% to 75.13% as of December 31, 2013 located in Martin County, Texas at a cost of approximately $65,665,866. The acquisition consisted of proved, proved behind pipe, and proved undeveloped leasehold acreage. The purchase was effective May 1, 2013.

The difference between the purchase price and the fair value of the assets was immaterial for the acquisition noted above and therefore, no goodwill or gain was recorded. The allocation below represents the fair values assigned to each of the assets acquired and liabilities assumed:

Proven leaseholds	$63,393,000
Wells and related equipment	3,500,000
Asset retirement obligations assumed	(393,000)
Purchase price adjustments	165,866
Purchase price, net	$66,665,866

NOTE 5. FAIR VALUE MEASUREMENTS

The Company follows the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value within that framework, and expands disclosures about the use of fair value measurements.

ASC Topic 820 defines fair value as the price that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date.

ASC Topic 820 provides a framework for measuring fair value, establishes a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date and requires consideration of the counterparty’s creditworthiness when valuing certain assets. Any such adjustments were not material as of March 31, 2014 and December 31, 2013.

The three-level fair value hierarchy for disclosure of fair value measurements defined by ASC Topic 820 is as follows:

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Level 1 — Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 — Inputs, other than quoted prices in active markets, that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 — Prices or valuations that require unobservable inputs that are both significant to the fair value measurement and unobservable. Valuation under level 3 generally involves a significant degree of judgment from management.

A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Where available, fair value is based on observable market prices or parameters or derived from such prices or parameters. Where observable prices or inputs are not available, valuation models are applied.

These valuation techniques involve some level of management estimation and judgment, the degree of which is dependent on the price transparency for the instruments or market and the instrument’s complexity.

The Company’s derivative contracts are carried at fair value under ASC Topic 820. The fair value is based upon independently sourced market parameters. To ensure these derivative contracts are recorded at fair value, valuation adjustments may be required to reflect the creditworthiness of the counterparty and constraints on liquidity. Any such adjustment was not material for the quarter ended March 31, 2014 or for the year ended December 31, 2013.

The following table presents the fair value hierarchy for those assets measured at fair value on a recurring basis as of March 31, 2014.  See Note 9 for further details on derivative contracts.

	Fair Value Measurements on a Recurring Basis
	Quoted
	Prices in	Other
	Active	Observable	Unobservable
	Markets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Liability - current
Commodity put option contracts at March 31, 2014	$—	$(501,186)	$—	$(501,186)
Commodity swap contracts at March 31, 2014	—	(1,166,488)	—	(1,166,488)
Total current liability	$—	$(1,667,674)	$—	$(1,667,674)
Liability - noncurrent
Commodity put option contracts at March 31, 2014	$—	$(224,208)	$—	$(224,208)
Commodity swap contracts at March 31, 2014	—	(544,103)	—	(544,103)
Total noncurrent liability	$—	$(768,311)	$—	$(768,311)

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following table presents the fair value hierarchy for those assets measured at fair value on a recurring basis as of December 31, 2013.  See Note 9 for further details on derivative contracts.

	Fair Value Measurements on a Recurring Basis
	Quoted
	Prices in	Other
	Active	Observable	Unobservable
	Markets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Asset - current
Commodity swap contracts at December 31, 2013	$—	$91,008	$—	$91,008
Total current asset	$—	$91,008	$—	$91,008
Liability - noncurrent
Commodity put option contracts at December 31, 2013	$—	$(333,599)	$—	$(333,599)
Commodity swap contracts at December 31, 2013	—	(404,222)	—	(404,222)
Total noncurrent liability	$—	$(737,821)	$—	$(737,821)

NOTE 6. LONG-TERM DEBT

Credit Agreement

On September 25, 2013, the Company entered into a Credit Agreement with a new lender. Pursuant to the Credit Agreement, from time to time, the Company may borrow the lesser of the available borrowing base, as determined by the Credit Agreement, or $150,000,000, which is the maximum borrowing capacity of the Credit Agreement. The conforming borrowing base at the time of the agreement was $40,000,000, however, was re-determined to be $67,000,000 on December 30, 2013. The Credit Agreement is secured by substantially all of the Company’s oil and gas properties.

The borrowing base under the Credit Agreement is re-determined semi-annually based on the Company’s ability to meet the compliance provisions of the agreement. The outstanding balance on the Credit Agreement was $71,000,000 at March 31, 2014 and $45,000,000 at December 31, 2013.

During 2013, outstanding balances on the term loan facility carried interest equal to the greatest of the Prime Rate in effect on such day, the Federal Funds Effective Rate in effect on such day plus ½ of 1% and the Adjusted LIBO Rate for a one month interest period on such day plus 1.0% based on the borrowing base utilization. The average interest rate for 2013 was 2.74% with interest expense totaling $218,217 for the year ended December 31, 2013.  Interest expense for the quarters ending March 31, 2014 and March 31, 2013 totaled $442,877 and $0, respectively.  Interest on the Credit Agreement is due quarterly and all outstanding principal amounts are due at maturity. The term loan facility matures on September 25, 2018. The Company is subject to certain non-financial and financial covenants under the Credit Agreement, including a minimum current ratio of 1.0, and debt to EBITDAX of no less than 4.0 to 1.0. The Company was in compliance with all financial covenants as of March 31, 2014 and December 31, 2013.

Term Loan Facility

The Company entered into a Term Loan Facility (Loan Facility) with a lender on February 14, 2011. Pursuant to the Loan Facility, from time to time, the Company could borrow the lesser of the available borrowing base, as determined under the terms of the Loan Facility, or $75 million, which was the maximum borrowing capacity of the Loan Facility. The Loan Facility was secured by substantially all of the Company’s oil and gas properties located in Martin and Palo Pinto Counties, Texas.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

During 2013, outstanding balances on the term loan facility carried interest as the sum of the Alternate Base Rate plus the applicable margin (ranging from 0.5% to 1.5%) or the sum of the LIBOR rate plus the LIBOR spread (ranging from 1.75% to 2.75%) based on the borrowing base utilization. The average interest rate for 2013 was 3.75% with interest expense totaling $344,224 for the year ended December 31, 2013. The Company settled and closed this loan facility on September 25, 2013 and repaid the $28,000,000 outstanding balance and all accrued interest. The Loan Facility is closed and unavailable as of December 31, 2013.

NOTE 7. ASSET RETIREMENT OBLIGATIONS

The Company accounts for its asset retirement obligations in accordance with ASC Topic 410, Asset Retirement and Environmental Obligations (ASC Topic 410). ASC Topic 410 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including: 1) the timing of liability recognition, 2) initial measurement of the liability, 3) allocation of asset retirement cost to expense, 4) subsequent measurement of the liability, and 5) related financial statement disclosure. ASC Topic 410 requires that an asset retirement cost be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method.

The Company’s asset retirement obligations relate to future plugging and abandonment expenses of its oil and gas properties. The following table shows the changes in the balance of the asset retirement obligations during the periods:

	March 31,	December 31,
	2013	2014
Asset retirement obligations, beginning of year	$724,142	$67,324
Liabilities recorded	179,865	705,427
Liabilities settled	—	(67,324)
Accretion expense	5,612	18,715
Asset retirement obligations, end of year	$909,619	$724,142

NOTE 8. COMMODITY RISK MANAGEMENT

The Company’s revenues are derived from the sale of oil and gas production. Accordingly, the Company is exposed to risks associated with the volatility of oil and gas prices. The Company, with the approval of the Board of Directors, has established a hedging program to hedge its expected oil and gas revenue against price volatility.

Hedging transactions may take the form of collars, swaps, options or other derivatives indexed to NYMEX or other commodity price indexes. Such derivative contracts will not exceed anticipated production volumes, are expected to have a reasonable correlation between price movements in the futures market and the spot markets where the Company’s production is marketed. Derivatives are expected to be closed as related production occurs, but may be closed earlier if anticipated downward price movement occurs or if the Company believes the potential for such movement has abated. These derivatives are indexed to NYMEX WTI (West Texas Intermediate) crude prices and NYMEX natural gas prices.

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

The following tables reflect the Company’s open commodity derivative contracts at March 31, 2014 and the associated volumes and corresponding NYMEX reference price.

		Purchased
	Oil Barrels —	Put
Delivery Period	Monthly	NYMEX

04/01/14 – 06/30/14	30,000	$90.00
07/01/14 – 09/30/14	30,000	$90.00
10/01/14 – 12/31/14	30,000	$90.00

		Written
	Oil Barrels —	Swap
Delivery Period	Monthly	NYMEX

04/01/14 – 06/30/14	30,000	$94.53
07/01/14 – 09/30/14	30,000	$94.53
10/01/14 – 12/31/14	30,000	$94.53

		Written
	Oil Barrels —	Swap
Delivery Period	Monthly	NYMEX

04/01/14 – 06/30/14	75,000	$95.30
07/01/14 – 09/30/14	75,000	$95.30
10/01/14 – 12/31/14	75,000	$95.30

		Purchased
	Oil Barrels —	Put
Delivery Period	Monthly	NYMEX

01/01/15 - 03/31/15	30,000	$85.00
04/01/15 – 06/30/15	30,000	$85.00
07/01/15 – 09/30/15	30,000	$85.00
10/01/15 – 12/31/15	10,000	$85.00

		Written
	Oil Barrels —	Swap
Delivery Period	Monthly	NYMEX

01/01/15 - 03/31/15	45,000	$88.55
04/01/15 – 06/30/15	45,000	$88.55
07/01/15 – 09/30/15	45,000	$88.55
10/01/15 – 12/31/15	15,000	$88.55

		Written
	Oil Barrels —	Swap
Delivery Period	Monthly	NYMEX

01/01/15 - 03/31/15	30,000	$86.55
04/01/15 – 06/30/15	30,000	$86.55
07/01/15 – 09/30/15	30,000	$86.55
10/01/15 – 12/31/15	30,000	$86.55

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

	Natural Gas -	Purchased	Written
	MMBTUs	Put	Call
Delivery Period	Monthly	NYMEX	NYMEX

03/01/14 – 05/31/14	300,000	$4.00	$4.88
06/01/14 – 08-31/14	300,000	$4.00	$4.88
09/01/14 – 11/30/14	300,000	$4.00	$4.88
12/01/14 – 12/31/14	100,000	$4.00	$4.88

	Natural Gas -	Purchased	Written
	MMBTUs	Put	Call
Delivery Period	Monthly	NYMEX	NYMEX

01/01/15 – 03/31/15	300,000	$3.75	$4.59
04/01/15 – 06/30/15	300,000	$3.75	$4.59
07/01/15 – 09/30/15	300,000	$3.75	$4.59
10/01/15 – 12/31/15	300,000	$3.75	$4.59

The Company has chosen not to designate the swaps as “hedges” and therefore they do not qualify for hedge accounting treatment under ASC Topic 815.  The Company has recorded the contracts at fair value with the related gains and losses recorded as revenues from oil and gas producing activities.

During the quarter ended March 31, 2014, the Company recognized a realized loss of $399,635 on settlements of derivative instruments.

The Company recognized a current and non-current liability totaling $1,667,674 and $768,311, respectively, related to the estimated fair value of the derivative instruments as of March 31, 2014.

During the year ended December 31, 2013, the Company recognized $1,821,049 of net losses from derivative instruments.  The loss includes a realized loss of $1,174,236 on settlements of derivative instruments during 2013.

Additionally, the Company recognized a current asset totaling $91,008, a current and a non-current liability totaling $333,599 and $404,222, respectively, related to the estimated fair value of the derivative instruments as of December 31, 2013.

NOTE 4. COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases office facilities in Houston, Texas with a remaining lease term of 23 months.  Rent expense charged to operations amounted to $23,689 and $20,656 for the quarters ended March 31, 2014, March 31, 2013, respectively.

The following is a schedule by year of rental payments due under operating leases as of March 31, 2014:

2014	$51,199
2015	68,266
2016	11,378
$130,843

HIBERNIA ENERGY, LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Environmental Issues

The Company’s operations are subject to risks normally incidental to the exploration for, and the production of, oil and gas, including blowouts, fires, and environmental risks such as oil spills or gas leaks that could expose the Company to liabilities associated with these risks. In the Company’s acquisition of existing or previously drilled well bores, the Company may not be aware of what environmental safeguards were taken at the time such wells were drilled or during such time the wells were operated. The Company maintains comprehensive insurance coverage that it believes is adequate to mitigate the risk of any adverse financial effects associated with these risks.

However, should it be determined that a liability exists with respect to any environmental cleanup or restoration, the liability to cure such a violation could still fall upon the Company. No claim has been made, nor is the Company aware of any liability which the Company may have, as it relates to any environmental cleanup, restoration, or the violation of any rules or regulations relating thereto.

In addition, the Company is subject to extensive regulation at the federal and state levels that may materially affect its operations.

NOTE 5. SUBSEQUENT EVENTS

On April 8, 2014, Athlon Energy Inc. (the Purchaser) entered into a Purchase and Sale Agreement (the Agreement) with Hibernia Holdings, LLC and Hibernia Resources, LLC for its Martin County Assets which are operated by Hibernia Resources, LLC.  The aggregate purchase price, subject to adjustment as provided in the Agreement, consists of $377 million, with an effective date of April 1, 2014.  On June 2, 2014, the Purchaser and the Company closed after a satisfactory completion of due diligence and title review by the Purchaser.  According to the terms of the Agreement, an amount equal to $18,830,000 and referred to as the “Indemnity Escrow” was retained by the escrow agent.

The Company drew an additional $18,000,000 on the Credit Agreement in April 2014, bringing the outstanding balance held by the Company to $89,000,000 before paying down the outstanding debt June 2, 2014.

June 2, 2014, the Company recognized a realized loss of $3,936,937 on settlements of all open derivative instruments.